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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                  13-4019460
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                    85 BROAD STREET, NEW YORK, NEW YORK 10004
               (Address of Principal Executive Offices) (Zip Code)


If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and                   12(g) of the Exchange Act and
is effective pursuant to General                is effective pursuant to General
Instruction A.(c), check the                    Instruction A.(d), check the
following box./X/                               following box./ /

Securities Act registration statement file number to which
this form relates:                                                  333-36178
                                                                    ---------
                                                                 (If applicable)



        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                     Name of each exchange on which
         to be so registered                     each class is to be registered
0.25% EXCHANGEABLE INDEX-LINKED NOTES                AMERICAN STOCK EXCHANGE
              DUE 2005
  (LINKED TO THE NASDAQ-100 INDEX(R))


        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE
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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The material set forth in (i) the sections captioned "Description of Notes We May Offer" and "Description of Debt Securities We May Offer" in the registrant's registration statement on Form S-3 (No. 333-36178) and (ii) the section "Specific Terms of Your Note" in the Prospectus Supplement No. 146, dated October 25, 2000, to the registrant's Prospectus, dated May 8, 2000, and Prospectus Supplement, dated May 10, 2000, is incorporated herein by reference.

ITEM 2.       EXHIBITS.

         1. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

         2. Form of The Goldman Sachs Group, Inc.'s 0.25% Exchangeable Index-Linked Note due 2005 (Linked to the Nasdaq-100 Index(R)).
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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: October 31, 2000                         THE GOLDMAN SACHS GROUP, INC.


                                      By:  /s/ Dan H. Jester
                                          --------------------------------------
                                           Name:  Dan H. Jester
                                           Title: Treasurer